Exhibit 99.1
SERVICE PROPERTIES TRUST
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 13, 2025, Service Properties Trust, or SVC, sold four hotels with a total of 459 keys located in three states for a combined sales price of $23.5 million, excluding closing costs, or the Last Closing, pursuant to a previously disclosed agreement that SVC entered into to sell, in phases, 45 hotels with a total of 5,997 keys for a combined sales price of $432.0 million, excluding closing costs, or the 45 Hotel Sale Portfolio. As previously reported on November 4, 2025, SVC sold a combined 18 hotels in the 45 Hotel Sale Portfolio with a total of 2,439 keys for a combined sales price of $183.0 million, excluding closing costs. SVC remains under agreement to sell the remaining 23 hotels with a total of 3,099 keys for a combined sales price of $225.5 million, excluding closing costs.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 reflects SVC's financial position as if the sales of 10 hotels in the 45 Hotel Sale Portfolio sold from October 1, 2025 through November 13, 2025, were completed as of September 30, 2025. The following unaudited pro forma condensed consolidated statements of loss for the year ended December 31, 2024 and for the nine months ended September 30, 2025 reflect SVC's results of operations as if the 22 hotels in the 45 Hotel Sale Portfolio sold from January 1, 2025 through November 13, 2025 were completed on January 1, 2024. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) SVC's unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2025, and the notes thereto, included in SVC's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on November 5, 2025, and (ii) SVC's consolidated financial statements for the year ended December 31, 2024, and the notes thereto, included in SVC's Annual Report on Form 10-K filed with the SEC on February 26, 2025.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of SVC's expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in SVC's portfolio of investments, capital structure, property level operating expenses and revenues, including returns received from SVC’s hotels or rents expected to be received pursuant to SVC's existing leases or leases SVC may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma condensed consolidated financial statements and such differences may be significant. In the opinion of management, all adjustments necessary to reflect, in all material respects, the effects of 22 hotels in the 45 Hotel Sale Portfolio sold from January 1, 2025 through November 13, 2025 have been included.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2025
(dollars in thousands, except per share data)

		Transaction Accounting Adjustments
	Historical	October Closings	Last Closing	Pro Forma
	(A)	(B)	(C)
ASSETS
Real estate properties:
Land	$1,740,833	$—	$—	$1,740,833
Buildings, improvements and equipment	6,136,065	—	—	6,136,065
Total real estate properties, gross	7,876,898	—	—	7,876,898
Accumulated depreciation	(2,433,658)	—	—	(2,433,658)
Total real estate properties, net	5,443,240	—	—	5,443,240
Acquired real estate leases and other intangibles, net	98,688	—	—	98,688
Assets of properties held for sale	564,539	(59,096)	(29,956)	475,487
Cash and cash equivalents	417,415	64,505	22,795	504,715
Restricted cash	23,817	—	—	23,817
Equity method investment	113,134	—	—	113,134
Due from related persons	12,680	777	459	13,916
Other assets, net	306,811	—	—	306,811
Total assets	$6,980,324	$6,186	$(6,702)	$6,979,808

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured debt, net	$3,680,358	$—	$—	$3,680,358
Secured debt, net	2,087,710	—	—	2,087,710
Accounts payable and other liabilities	537,909	—	—	537,909
Due to related persons	20,236	—	—	20,236
Liabilities of properties held for sale	6,203	—	—	6,203
Total liabilities	6,332,416	—	—	6,332,416

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 168,090,224 shares issued and outstanding	1,681	—	—	1,681
Additional paid in capital	4,562,706	—	—	4,562,706
Cumulative other comprehensive income	2,054	—	—	2,054
Cumulative net income	1,993,435	6,186	(6,702)	1,992,919
Cumulative common distributions	(5,911,968)	—	—	(5,911,968)
Total shareholders’ equity	647,908	6,186	(6,702)	647,392
Total liabilities and shareholders’ equity	$6,980,324	$6,186	$(6,702)	$6,979,808
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
For the Year Ended December 31, 2024
(amounts in thousands, except per share data)

		Transaction Accounting Adjustments
	Historical	Prior Closings	October Closings	Last Closing		Pro Forma
	(A)	(B)	(C)
Revenues:
Hotel operating revenues	$1,496,705	$(47,036)	$(23,895)	$(13,152)	(D)	$1,412,622
Rental income	400,223	—	—	—		400,223
Total revenues	1,896,928	(47,036)	(23,895)	(13,152)		1,812,845

Expenses:
Hotel operating expenses	1,274,153	(41,071)	(20,124)	(10,955)	(D)	1,202,003
Net lease operating expenses	19,817	—	—	—		19,817
Depreciation and amortization	371,786	(9,297)	(4,827)	(2,904)	(D)	354,758
General and administrative	40,239	—	—	—		40,239
Transaction related costs	6,894	—	—	—		6,894
Loss on asset impairment, net	56,212	—	—	—		56,212
Total expenses	1,769,101	(50,368)	(24,951)	(13,859)		1,679,923

Gain (loss) on sale of real estate, net	6,269	—	6,186	(6,702)	(E)	5,753
Interest income	4,052	—	—	—		4,052
Interest expense	(383,792)	—	—	—		(383,792)
Loss on early extinguishment of debt, net	(16,181)	—	—	—		(16,181)
Loss before income tax expense and equity in losses of an investee	(261,825)	3,332	7,242	(5,995)		(257,246)
Income tax expense	(1,402)	—	—	—		(1,402)
Equity in losses of an investee	(12,299)	—	—	—		(12,299)
Net loss	$(275,526)	$3,332	$7,242	$(5,995)		$(270,947)

Weighted average common shares outstanding (basic and diluted)	165,338					165,338

Net loss per common share (basic and diluted)	$(1.67)					$(1.64)
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
For the Nine Months Ended September 30, 2025
(amounts in thousands, except per share data)

		Transaction Accounting Adjustments
	Historical	Prior Closings	October Closings	Last Closing	Pro Forma
	(A)	(B)	(C)	(D)
Revenues:
Hotel operating revenues	$1,116,944	$(34,080)	$(19,067)	$(10,109)	$1,053,688
Rental income	300,441	—	—	—	300,441
Total revenues	1,417,385	(34,080)	(19,067)	(10,109)	1,354,129

Expenses:
Hotel operating expenses	963,111	(30,748)	(15,322)	(8,417)	908,624
Net lease operating expenses	16,303	—	—	—	16,303
Depreciation and amortization	238,583	(2,371)	(1,288)	(729)	234,195
General and administrative	30,831	—	—	—	30,831
Transaction related costs	4,139	—	—	—	4,139
Loss on asset impairment	81,788	—	—	—	81,788
Total expenses	1,334,755	(33,119)	(16,610)	(9,146)	1,275,880

Gain on sale of real estate, net	25,846	—	—	—	25,846
Interest income	6,912	—	—	—	6,912
Interest expense	(311,972)	—	—	—	(311,972)
Loss on early extinguishment of debt, net	(529)	—	—	—	(529)
Loss before income tax expense and equity in losses of an investee	(197,113)	(961)	(2,457)	(963)	(201,494)
Income tax expense	(1,553)	—	—	—	(1,553)
Equity in losses of an investee	(2,873)	—	—	—	(2,873)
Net loss	$(201,539)	$(961)	$(2,457)	$(963)	$(205,920)

Weighted average common shares outstanding (basic and diluted)	165,816				165,816

Net loss per common share (basic and diluted)	$(1.22)				$(1.24)
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet
(A)    Represents SVC’s historical condensed consolidated balance sheet as of September 30, 2025, which was derived from SVC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
(B)    Represents the removal of the assets and liabilities associated with the sale of two hotels with a total of 235 keys for a combined sales price of $10.0 million, excluding closing costs, or the October 15 Closing, one hotel with a total of 152 keys for a sales price of $27.5 million, excluding closing costs, or the October 22 Closing, and three hotels with a total of 390 keys for a combined sales price of $29.0 million, excluding closing costs, or the October 29 Closing, of the 45 Hotel Sale Portfolio, as previously reported in SVC’s Current Reports on Form 8-K filed on October 21, 2025, October 28, 2025, and November 4, 2025, respectively. The October 15 Closing, October 22 Closing, and October 29 Closing are collectively referred to as the October Closings. As previously reported in its Current Report on Form 8-K filed on October 6, 2025, SVC also sold 12 hotels in the 45 Hotel Sale Portfolio with a total of 1,662 keys for a combined sales price of $116.5 million, excluding closing costs, prior to September 30, 2025, or the Prior Closings. The impact of the Prior Closings is reflected in SVC’s historical condensed consolidated balance sheet as of September 30, 2025, and, accordingly, no transaction accounting adjustments are required. The transaction accounting adjustments for the October Closings are as follows:

	October 15 Closing	October 22 Closing	October 29 Closing	Total for October Closings
Assets of properties held for sale	$19,170	$19,082	$20,844	$59,096
Working capital(1)	(235)	(152)	(390)	(777)
Net book value	$18,935	$18,930	$20,454	$58,319

Gross sales price	$10,000	$27,500	$29,000	$66,500
Estimated closing costs(2)	(300)	(825)	(870)	(1,995)
Estimated net proceeds	9,700	26,675	28,130	64,505
Net book value	(18,935)	(18,930)	(20,454)	(58,319)
Cumulative net income adjustment	$(9,235)	$7,745	$7,676	$6,186
(1)    Represents working capital previously advanced to Sonesta International Hotels Corporation. Any remaining working capital for sold hotels will be returned to SVC.
(2)    Represents estimated closing costs including broker’s commissions, legal fees, transfer and recording fees and other customary closing costs directly attributable to the sale of the hotels.
(C)    Represents the removal of the assets and liabilities associated with four hotels sold in the Last Closing of the 45 Hotel Sale Portfolio. The transaction accounting adjustments are as follows:

Assets of properties held for sale	$29,956
Working capital(1)	(459)
Net book value	$29,497

Gross sales price	$23,500
Estimated closing costs(2)	(705)
Estimated net proceeds	22,795
Net book value	(29,497)
Cumulative net income adjustment	$(6,702)
(1)    Represents working capital previously advanced to Sonesta International Hotels Corporation. Any remaining working capital for sold hotels will be returned to SVC.
(2)    Represents estimated closing costs including broker’s commissions, legal fees, transfer and recording fees and other customary closing costs directly attributable to the sale of the hotels.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Loss
Year Ended December 31, 2024
(A)    Represents SVC’s historical consolidated statement of loss for the year ended December 31, 2024, which was derived from SVC’s Annual Report on Form 10-K for the year ended December 31, 2024.
(B)    Represents the removal of the historical revenues and expenses for the year ended December 31, 2024, of 12 hotels sold in the Prior Closings of the 45 Hotel Sale Portfolio.
(C)    Represents the removal of the historical revenues and expenses for the year ended December 31, 2024, and the estimated gain or loss on the sales of six hotels sold in the October Closings of the 45 Hotel Sale Portfolio. The transaction accounting adjustments are as follows:

	October 15 Closing	October 22 Closing	October 29 Closing	Total for October Closings
Hotel operating revenues	$(5,964)	$(5,816)	$(12,115)	$(23,895)
Hotel operating expenses	(5,534)	(4,848)	(9,742)	(20,124)
Depreciation and amortization	(2,055)	(1,240)	(1,532)	(4,827)
Loss (gain) on sale of real estate, net	(9,235)	7,745	7,676	6,186
Net (loss) income	$(7,610)	$8,017	$6,835	$7,242
(D)    Represents the removal of the historical revenues and expenses for the year ended December 31, 2024, of four hotels sold in the Last Closing of the 45 Hotel Sale Portfolio.
(E)    Represents the estimated loss on sale of four hotels sold in the Last Closing of the 45 Hotel Sale Portfolio, calculated as the estimated net proceeds of $22,795 less the net book value of the assets of $29,497 both as described in Note C of the adjustments to the unaudited pro forma condensed consolidated balance sheet.
Nine Months Ended September 30, 2025
(A)    Represents SVC’s historical condensed consolidated statement of loss for the nine months ended September 30, 2025, which was derived from SVC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
(B)    Represents the removal of the historical revenues and expenses for the nine months ended September 30, 2025, of 12 hotels sold in the Prior Closings of the 45 Hotel Sale Portfolio.
(C)    Represents the removal of the historical revenues and expenses for the nine months ended September 30, 2025, of six hotels sold in the October Closings of the 45 Hotel Sale Portfolio. The transaction accounting adjustments are as follows:

	October 15 Closing	October 22 Closing	October 29 Closing	Total for October Closings
Hotel operating revenues	$(4,236)	$(5,061)	$(9,770)	$(19,067)
Hotel operating expenses	(3,851)	(3,769)	(7,702)	(15,322)
Depreciation and amortization	(545)	(374)	(369)	(1,288)
Net income (loss)	$160	$(918)	$(1,699)	$(2,457)
(D)    Represents the removal of the historical revenues and expenses for the nine months ended September 30, 2025, of four hotels sold in the Last Closing of the 45 Hotel Sale Portfolio.